UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement
Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

Digital Lifestyles Group, Inc.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

INFORMATION STATEMENT
STOCKHOLDER VOTE
CERTIFICATE OF AMENDMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CHANGE IN CONTROL TRANSACTIONS
RIGHTS OF DISSENTING STOCKHOLDERS
CERTIFICATE OF INCORPORATION

Digital Lifestyles Group, Inc.
1001 S. Capital of Texas Hwy.
Building I, Suite 200
Austin, TX 78746


August 10, 2004

To Our Stockholders:


     The enclosed Information Statement is provided on or about August 10, 2004 to the stockholders of record as of 5:00 P.M., Eastern time, on July 19, 2004 (the “Record Date”) of Digital Lifestyles Group, Inc., a Delaware corporation (the “Company”), by the board of directors of the Company (the “Board of Directors”) in connection with the authorization and approval of a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Certificate of Incorporation by written consent, and without a meeting, of the holders of a majority of the shares of Common Stock, par value $0.03 per share, of the Company (“Common Stock”) issued and outstanding as of the Record Date.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     On July 19, 2004, the Board of Directors unanimously approved, subject to the approval of the stockholders of the Company, the Certificate of Amendment. The Certificate of Amendment amends the Company’s Certificate of Incorporation to increase the authorized amount of Common Stock from 50,000,000 shares to 100,000,000 shares. Also on July 19, 2004, the holders of 11,600,000 shares (or approximately 61.2%) of the 18,942,808 issued and outstanding shares of Common Stock entitled to vote on, authorize, or consent to the Certificate of Amendment as of the Record Date authorized, approved, and adopted the Certificate of Amendment by written consent of the stockholders of the Company pursuant to and in accordance with Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”).


     Because we have received written consents approving the Certificate of Amendment from holders of a majority of the shares of Common Stock as of the Record Date, the stockholder voting and approval requirements under the DGCL and the Company’s existing Certificate of Incorporation and bylaws with respect to the Certificate of Amendment have been satisfied, and we will not seek the consent of any other stockholder of the Company to the adoption of the Certificate of Amendment. However, under federal law, the Company may not take corporate action to effect the Certificate of Amendment until at least twenty (20) calendar days after the enclosed Information Statement has been sent or given to the stockholders of the Company as of the Record Date who have not consented to the adoption of the Certificate of Amendment. We expect to send or give the enclosed Information Statement to such stockholders of the Company on or about August 10, 2004 and expect to take corporate action to effect the Certificate of Amendment on or about August 30, 2004.

     THIS IS NOT A NOTICE OF A MEETING OF THE STOCKHOLDERS OF THE COMPANY AND NO MEETING OF THE STOCKHOLDERS OF THE COMPANY SHALL BE HELD IN CONNECTION WITH THE CERTIFICATE OF AMENDMENT. THE COMPANY DOES NOT INTEND TO SOLICIT ANY PROXIES OR CONSENTS FROM ANY STOCKHOLDERS OF THE COMPANY IN CONNECTION WITH THE CERTIFICATE OF AMENDMENT. THE COMPANY IS NOT REQUESTING ANY ACTION ON THE PART OF ANY STOCKHOLDERS OF THE COMPANY.

     The enclosed Information Statement is provided to the stockholders of the Company only for information purposes in connection with the Certificate of Amendment pursuant to and in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended, and to serve as written notice to the stockholders of the Company of the taking of corporate action without a meeting by less than unanimous written consent pursuant to and in accordance with Section 228 of the DGCL. Please read the enclosed Information Statement carefully.

By Order of the Board of Directors,
/s/ Kent A. Savage
Kent A. Savage, Chief Executive Officer

Digital Lifestyles Group, Inc.
1001 S. Capital of Texas Hwy.
Building I, Suite 200
Austin, TX 78746

INFORMATION STATEMENT


August 10, 2004


     This Information Statement is provided on or about August 10, 2004 to the stockholders of record as of 5:00 P.M., Eastern time, on July 19, 2004 (the "Record Date”) of Digital Lifestyles Group, Inc., a Delaware corporation (the "Company”), by the board of directors of the Company (the “Board of Directors”) in connection with the authorization and approval of a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Certificate of Incorporation by written consent, and without a meeting, of the holders of a majority of the shares of Common Stock, par value $0.03 per share, of the Company (“Common Stock”) issued and outstanding as of the Record Date. As used in this Information Statement, unless the context requires otherwise, the terms “we,” “us,” “our,” “Company,” and “Digital Lifestyles” refer to the consolidated operations of Digital Lifestyles Group, Inc. and its majority-owned limited partnerships and subsidiaries.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     On July 19, 2004, the Board of Directors unanimously approved, subject to the approval of the stockholders of the Company, the Certificate of Amendment. The Certificate of Amendment amends the Company’s Certificate of Incorporation to increase the authorized amount of Common Stock from 50,000,000 shares to 100,000,000 shares. Also on July 19, 2004, the holders of 11,600,000 shares (or approximately 61.2%) of the 18,942,808 issued and outstanding shares of Common Stock entitled to vote on, authorize, or consent to the Certificate of Amendment as of the Record Date authorized, approved, and adopted the Certificate of Amendment by written consent of the stockholders of the Company pursuant to and in accordance with Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”).


     Because we have received written consents approving the Certificate of Amendment from holders of a majority of the shares of Common Stock as of the Record Date, the stockholder voting and approval requirements under the DGCL and the Company’s existing Certificate of Incorporation and bylaws with respect to the Certificate of Amendment have been satisfied, and we will not seek the consent of any other stockholder of the Company to the adoption of the Certificate of Amendment. However, under federal law, the Company may not take corporate action to effect the Certificate of Amendment until at least twenty (20) calendar days after the enclosed Information Statement has been sent or given to the stockholders of the Company as of the Record Date who have not consented to the adoption of the Certificate of Amendment. We expect to send or give the enclosed Information Statement to such stockholders of the Company on or about August 10, 2004 and expect to take corporate action to effect the Certificate of Amendment on or about August 30, 2004.

     THIS IS NOT A NOTICE OF A MEETING OF THE STOCKHOLDERS OF THE COMPANY AND NO MEETING OF THE STOCKHOLDERS OF THE COMPANY SHALL BE HELD IN CONNECTION WITH THE CERTIFICATE OF AMENDMENT. THE COMPANY DOES NOT INTEND TO SOLICIT ANY PROXIES OR CONSENTS FROM ANY STOCKHOLDERS OF THE COMPANY IN CONNECTION WITH THE CERTIFICATE OF AMENDMENT. THE COMPANY IS NOT REQUESTING ANY ACTION ON THE PART OF ANY STOCKHOLDERS OF THE COMPANY.

     The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material. This Information Statement is provided to the stockholders of the Company only for information purposes in connection with the Certificate of Amendment pursuant to and in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended, and to serve as written notice to the stockholders of the Company of the taking of corporate action without a meeting by less than unanimous written consent pursuant to and in accordance with Section 228 of the DGCL. Please read this Information Statement carefully.

STOCKHOLDER VOTE

     Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. On July 19, 2004, the holders of 11,600,000 shares (or approximately 61.2%) of the 18,942,808 issued and outstanding shares of Common Stock entitled to vote on, authorize, or consent to the Certificate of Amendment as of the Record Date authorized, approved, and adopted the Certificate of Amendment by written consent of the stockholders of the Company. Because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as at the Record Date have voted in favor of the Certificate of Amendment by written consent, no other stockholder consents will be solicited in connection with this Information Statement.

CERTIFICATE OF AMENDMENT

Principal Reasons for the Certificate of Amendment

     The Board of Directors believes that it is advisable and in the Company’s best interests to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the Company’s future needs. The Certificate of Amendment amends the Company’s Certificate of Incorporation to increase the authorized amount of Common Stock from 50,000,000 shares to 100,000,000 shares. The additional shares will be available for issuance from time to time by the Company in the discretion of the Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, stock options, convertible debt and equity financing. The Certificate of Amendment is necessary, in the judgment of the Board of Directors, in order enable the Company to carry out its business objectives. We have no current specific proposals, plans or arrangements with respect to the issuance of the newly authorized shares of Common Stock.

General Effects of the Certificate of Amendment

     The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. The Certificate of Amendment will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock would remain unchanged under the Certificate of Amendment.

     The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

     One of the effects of the Certificate of Amendment might be to enable the Board of Directors to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of Common Stock available to effect transactions (such as private placements) in which the number of the Company’s outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action could discourage an acquisition of the Company that stockholders might view as desirable.

     While the Certificate of Amendment may have anti-takeover ramifications, the Board of Directors believes that the financial flexibility offered by the Certificate of Amendment outweighs any disadvantages. To the extent that the Certificate of Amendment may have anti-takeover effects, the Certificate of Amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board of Directors and thereby enable the Board of Directors to consider the proposed transaction in a manner that best serves the stockholders’ interests.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table provides information as of July 27, 2004 concerning beneficial ownership of Common Stock held by (1) each person or entity known by us to beneficially own more than 5% of our outstanding Common Stock, (2) each of our directors, (3) each of our named executive officers, and (4) all of our current directors and executive officers as a group. The information as to beneficial ownership has been furnished by our respective stockholders, directors and executive officers and, unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned. Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.


     Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws, where applicable. Pursuant to the rules of the Securities and Exchange Commission, certain shares of our Common Stock that a beneficial owner set forth in this table has a right to acquire within 60 days of the date hereof pursuant to the exercise of options or warrants for the purchase of shares of Common Stock are deemed to be outstanding for the purpose of computing the percentage ownership of that owner, but are not deemed outstanding for the purpose of computing percentage ownership of any other beneficial owner shown in the table. Percentages are calculated based on 18,942,808 shares outstanding as of July 27, 2004. The address for the officers and directors is our corporate office located at 1001 S. Capital of Texas Highway, Building I, Suite 200, Austin, Texas 78746.

	Shares Beneficially Owned
	Number of
Name and Address	Shares		Percent of Class
Kent A. Savage Chairman of the Board and Chief Executive Officer	1,181,990	(1)	5.9%
Richard Shyu President	2,111,589		11.1%
Troy Carter Director	226,104	(2)	1.2%
Marc B. Crossman Director	5,285,276	(3)	22.6%

	Shares Beneficially Owned
	Number of
Name and Address	Shares		Percent of Class
Samuel J. Furrow, Jr. Director	5,285,276	(3)	22.6%
Suhail Rizvi Director	1,368,144	(4)	7.2%
J&M Interests, LLC 5804 E. Slauson Avenue Commerce, CA 90040	5,235,276	(8)	22.5%
Lan Plus, Inc. Employee Stock Ownership Plan 801 S. Sentous Street City of Industry, CA 91748	4,253,567	(6)	18.3%
Daniel A. Page P. O. Box 574 Crossville, TN 38557	1,091,352		5.8%
Rizvi-DS LLC c/o Suhail Rizvi 1003 Lake Avenue Greenwich, CT 06831	1,318,144		7.0%
L.E. Smith 210 Thurman Avenue Suite 202B Crossville, TN 38555	1,054,515		5.6%
Andy Teng 2522 Steeplechase Lane Diamond Bar, CA 91765	4,461,567	(5)	19.2%
All directors and executive officers, as a group (9 persons)	10,617,633	(7)	51.2%

(1)	Includes 1,181,990 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held for Mr. Savage’s personal account.

(2)	Includes 176,104 shares held directly by Mr. Carter and 50,000 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held by this non-employee director. Excludes warrants for 200,000 shares that may be received from J&M Interests in the future upon consummation of a purchase agreement between the parties. There is no assurance that the parties will reach an agreement concerning these warrants.

(3)	Includes (i) 2,500,000 shares issuable upon the exercise of currently exercisable warrants held by J&M Interests, LLC (Mr. Crossman and Mr. Furrow are the managing members of J&M Interests); (ii) up to 1,856,865 shares of common stock purchasable by J&M Interests from Mr. Teng after he forecloses on up to 2,785,298 shares of common stock, upon conversion of 884,000 shares of unallocated preferred stock, held by the Lan Plus Employee Stock Ownership Plan pursuant to the terms of a note issued by the plan to Mr. Teng (J&M Interests has the right to purchase two-thirds of any shares currently held by the plan on which Mr. Teng forecloses); (iii) 878,411 shares held directly by J&M Interests; and (iv) 50,000 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held by this non-employee director for his personal account.

(4)	Includes 1,318,144 shares held directly by Rizvi-DC LLC. Mr. Rizvi serves as the managing member of Rizvi-DC LLC. Excludes warrants for 250,000 shares that Mr. Rizvi may receive from J&M Interests in the future upon consummation of a purchase agreement between the parties. There is no assurance that the parties will reach an agreement concerning these warrants.

(5)	Mr. Teng is a named executive officer, but he resigned as our chief executive officer on January 14, 2004. Includes (i) 208,000 shares held for Mr. Teng’s personal account; and (ii) 4,253,567 shares issuable upon conversion of 1,350,000 shares of our preferred stock held by Mr. Teng as trustee of the Lan Plus, Inc. Employee Stock Ownership Plan. On July 15, 2004, we gave Mr. Teng written notice that he would be removed as trustee of the plan effective September 13, 2004. Mr. Teng has the right to foreclose on up to 2,785,298 shares of common stock, upon conversion of 884,000 shares of unallocated preferred stock, held by the plan pursuant to a note issued by the plan to Mr. Teng. J&M Interests has the right to purchase two-thirds of any shares currently held by the plan on which Mr. Teng forecloses.

(6)	Includes shares issuable upon conversion of shares of our preferred stock held by the Lan Plus, Inc. Employee Stock Ownership Plan.

(7)	Includes (i) 2,111,589 shares held directly by Mr. Shyu; (ii) 1,776,520 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held by our executive officers and directors; (iii) 2,500,000 shares issuable upon the exercise of currently exercisable warrants held by J&M Interests; (iv) up to 1,856,865 shares of common stock purchasable by J&M Interests from Mr. Teng after he forecloses on up to 2,785,298 shares of common stock, upon conversion of 884,000 shares of preferred stock, held by the Lan Plus Employee Stock Ownership Plan pursuant to the terms of a note issued by the plan to Mr. Teng; (v) 1,318,144 shares held directly by Rizvi-DC LLC, an entity for which Mr. Rizvi is the managing member; (vi) 176,104 shares held directly by Mr. Carter; and (vii) 878,411 shares held directly by J&M Interests, LLC, for which Mr. Crossman and Mr. Furrow are the managing members.

(8)	Includes (i) 2,500,000 shares issuable upon the exercise of currently exercisable warrants held by J&M Interests, of which warrants to purchase 250,000 and 200,000 shares may be transferred to Suhail Rizvi and Troy Carter, respectively, in the future upon consummation of a purchase agreement between J&M and each individual (there being no assurance that the parties will reach an agreement concerning these warrants); (ii) up to 1,856,865 shares of common stock purchasable by J&M Interests from Mr. Teng after he forecloses on up to 2,785,298 shares of common stock upon conversion of 884,000 shares of unallocated preferred stock held by the Lan Plus Employee Stock Ownership Plan pursuant to the terms of a note issued by the plan to Mr. Teng; and (iii) 878,411 shares held directly by J&M Interests.

CHANGE IN CONTROL TRANSACTIONS

     On December 9, 2003, we entered into a stock purchase agreement with Glenbrook Group, LLC, under which we sold and issued 4.0 million shares of our Common Stock to Glenbrook at a price of $0.25 per share, or $1.0 million dollars. Also pursuant to that agreement, we entered into a consulting agreement with J&M Interests, LLC, a controlling member of Glenbrook, in which we agreed to issue warrants to purchase a total of 2,500,000 shares of our Common Stock, exercisable over a 5-year period at $0.50 per share, to J&M as consideration for certain consulting services to be provided to us by J&M over the three months following December 9, 2003.

     Also on December 9, 2003, Glenbrook entered into a stock purchase agreement with Andy Teng, then our chief executive officer and principal stockholder, under which Mr. Teng sold 7.6 million shares of our Common Stock to Glenbrook at a price of $0.25 per share, or $1.9 million. Glenbrook utilized funds from its working capital to pay the aggregate purchase price of $2.9 million price to us and Mr. Teng. There are not, to our knowledge, any loans, pledges or any other arrangements obtained by the new control group with respect to the securities it purchased.

     Finally, on December 9, 2003, Glenbrook entered into a consulting agreement with Mr. Daniel A. Page. Pursuant to this agreement, Glenbrook agreed to compensate Mr. Page for consulting services to be rendered by Mr. Page by transferring an aggregate of 1,054,852 shares of our Common Stock from Glenbrook to Mr. Page, subject to certain forfeiture provisions.

     As a result of the transactions described above, Glenbrook owned 11,600,000 shares of our Common Stock, including the 1,054,852 shares that Glenbrook is obligated to transfer to Mr. Page, or 61.2% of the issued and outstanding shares of our Common Stock. J&M Interests, as a controlling member of Glenbrook, together with its warrants to purchase our Common Stock, beneficially owned

13,045,148 shares of our Common Stock, excluding the 1,054,852 shares that Glenbrook is obligated to transfer to Mr. Page, or 60.8% of the issued and outstanding shares of our Common Stock.

     On July 27, 2004, Glenbrook distributed its shares of our Common Stock to its members in connection with the dissolution of Glenbrook. J&M Interests, which is controlled by our directors Marc B. Crossman and Samuel J. Furrow, received 878,411 shares of our Common Stock in the distribution.

RIGHTS OF DISSENTING STOCKHOLDERS

     The stockholders of the Company are not entitled to any rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon or contemplated by this Information Statement, including the Certificate of Amendment.

     This Information Statement is provided to the stockholders of the Company only for information purposes in connection with the Certificate of Amendment pursuant to and in accordance with Rule 14c-2 of the Exchange Act and to serve as written notice to the stockholders of the Company of the taking of corporate action without a meeting by less than unanimous written consent pursuant to and in accordance with Section 228 of the DGCL.

By Order of the Board of Directors of Directors,

Dated: August 10, 2004	/s/ Kent A. Savage
Kent A. Savage
Chief Executive Officer

Exhibit A

[Form of the Certificate of Amendment]

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
OF
DIGITAL LIFESTYLES GROUP, INC.

(Pursuant to Section 242 of the General
Corporation Law of the State of Delaware)

     Digital Lifestyles Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

     A. The name of the Corporation is Digital Lifestyles Group, Inc.


     B. The Certificate of Incorporation of the Corporation, as amended, is hereby amended to increase the total number of authorized shares of Common Stock of the Corporation by deleting paragraph (a) of Article Fourth and substituting the following in lieu thereof:

     "(a) The maximum number of shares which the Corporation shall have authority to issue is One Hundred and Five Million (105,000,000), of which One Hundred Million (100,000,000) shares shall be Common Stock, having a par value of $.03 per share, and Five Million (5,000,000) shares shall be Preferred Stock, having a par value of $.01 per share.”

     C. The Board of Directors of the Corporation has duly adopted resolutions setting forth the above-referenced amendment, declaring such amendment to be advisable, and calling for a vote of the stockholders of the Corporation on such amendment.

     D. The stockholders of the Corporation duly approved the above-referenced amendment by written consent.

     E. The above-referenced amendment was duly adopted in accordance with all applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.


     F. This Certificate of Amendment of Certificate of Incorporation shall become effective upon its filing with the Secretary of State of the State of Delaware.

* * * * *

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed as of August    , 2004.

DIGITAL LIFESTYLES GROUP, INC.

Kent A. Savage, Chief Executive Officer